Exhibit 10(b)


                              TAX SHARING AGREEMENT

                                     Between

                          SEAFIELD CAPITAL CORPORATION

                                       and

                                 SLH CORPORATION






































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                                TABLE OF CONTENTS

ARTICLE I         PREPARATION AND FILING OF TAX RETURNS......................2
                  1.1      General Rules.....................................2
                  1.2      Pre-Distribution Period Tax Returns...............2
                  1.3      Post-Distribution Period Tax Returns..............4

ARTICLE II                 DEFICIENCIES AND REFUNDS OF TAXES.................4
                  2.1      Definition of Final Determination.................4
                  2.2      Payment of Deficiencies by SLH....................4
                  2.3      Payment of Refunds to SLH.........................5

ARTICLE III                TAX AUDITS, TRANSACTIONS AND OTHER MATTERS........6
                  3.1      Tax Audits and Controversies......................6
                  3.2      Retention of Books and Records....................7
                  3.3      Cooperation Regarding Tax Matters.................7
                  3.4      Survival of Agreement.............................8

ARTICLE IV                 MISCELLANEOUS.....................................9
                  4.1      Severability......................................9
                  4.2      Modification of Agreement.........................9
                  4.3      Conflict with Other Agreements....................9
                  4.4      Notices...........................................9
                  4.5      Application to Present and Future Subsidiaries....10
                  4.6      Term..............................................10
                  4.7      Titles and Headings...............................10
                  4.8      Singular and Plural...............................10
                  4.9      Governing Law.....................................10
                  4.10     Counterparts......................................10

                              TAX SHARING AGREEMENT

         THIS TAX SHARING AGREEMENT (the "Agreement") is made as of February 28, 1997 by Seafield Capital Corporation, a Missouri corporation ("Seafield"), and SLH Corporation, a Kansas corporation ("SLH").

         WHEREAS, SLH is a newly-formed corporation to which Seafield has on the date hereof transferred certain assets, subject to certain liabilities, in exchange for 100 percent of the issued and outstanding common stock of SLH (which common stock is the only issued and outstanding capital stock of SLH); and

         WHEREAS, the assets transferred by Seafield to SLH on the date hereof include 100 percent of the outstanding capital stock of BMA Resources, Inc., a Missouri corporation, and 100 percent of the outstanding capital stock of Scout Development Corporation, a Missouri corporation which itself owns 100 percent of the capital stock of Scout Development Corporation of New Mexico, a Missouri corporation and 100 percent of the capital stock of Carousel Apartment Homes, Inc. ("Carousel") (SLH, BMA Resources, Inc., Scout Development Corporation, Scout Development Corporation of New Mexico and Carousel are hereinafter collectively the "SLH Group"); and

         WHEREAS, Seafield and SLH have contemporaneously herewith entered into a Distribution Agreement (the "Distribution Agreement") pursuant to which all of the issued and outstanding common stock of SLH is to be distributed effective as of the close of business on the date hereof (the "Distribution Date") by Seafield to the holders of its common stock on a pro rata basis (the "Distribution"); and

         WHEREAS, the parties hereto desire to provide for the payment of tax liabilities and entitlement to tax refunds for the taxable periods ending before, on, and after the Distribution Date, to allocate responsibility for and provide for cooperation in the preparation and filing of tax returns with respect to such taxable periods, and to provide for certain other related matters;

         NOW, THEREFORE, Seafield, on behalf of itself and its present, former, and future subsidiaries, other than members of the SLH Group as hereinafter defined (the "Seafield Group"), and SLH, on behalf of itself and the SLH Group, in consideration of the premises and the mutual covenants contained herein, acknowledge and agree as follows:

                                    ARTICLE I
                      PREPARATION AND FILING OF TAX RETURNS
         1.1      General Rules.

                  (a) Certain Definitions. For purposes of this Agreement: the term "Taxes" shall mean all forms of taxation and shall include without limitation income, alternative minimum, superfund, sales, use, ad valorem, gross receipts, franchise, transfer, recording, withholding, employment, excise, and occupation taxes, together with any related interest, penalties, and additions to tax, or additional amounts, imposed by any governmental authority upon the Seafield Group, the SLH Group, or any of their respective members or any combination thereof; the term "Tax" shall mean any of the Taxes; and the term "Tax Return" shall mean any return, filing, questionnaire, or other document required by law to be filed, including any amendment and refund claim that constitutes an amendment to any of the foregoing that is required or permitted to be filed, for any period with any governmental authority or other person in connection with any Taxes (whether or not a payment is required to be made with respect to such filing).

                  (b) Preservation of Accounting Methods and Tax Elections. All Tax Returns filed by any member of the Seafield Group or by any member of the SLH Group after the Distribution Date shall be prepared on a basis which does not have an adverse effect on the elections, accounting methods, conventions, closing agreements, and principles of taxation used in any Tax Return filed by any such person for any taxable period ending on or before the Distribution Date, and shall be filed on a timely basis by the party responsible for such filing under this Agreement.

                  (c) Decisions Regarding Tax Returns. Subject to the provisions of this Agreement, all decisions relating to the preparation and filing of Tax Returns and relating to the handling of any audit or other review of such Tax Returns by any governmental authority shall be made in the sole discretion of the party responsible under this Agreement for such filing.

         1.2      Pre-Distribution Period Tax Returns.

                  (a) Continued Effectiveness of Prior Seafield Tax Sharing Agreement. The parties acknowledge that Seafield, its subsidiaries, and members of the SLH Group are parties to a Tax Sharing Agreement dated as of August 1, 1990 (the "Prior Tax Agreement"). Notwithstanding the change in the federal income tax consolidated group of which Seafield is the common parent corporation that results from the Distribution (and similar changes that may result under state or local law), the Prior Tax Agreement shall continue in full force and effect after the Distribution Date with respect to all Tax Returns otherwise subject to the provisions of such Prior Tax Agreement that relate to fiscal periods beginning before the Distribution Date. The Prior Tax Agreement, as modified, amplified, and supplemented by this Agreement, shall be interpreted in accordance with the past practices under such agreement of the parties thereto. The parties acknowledge that, in accordance with the preceding provisions of this Section 1.2(a), Seafield shall be responsible for and shall pay all Federal income Taxes arising as a result of the Distribution.

                  (b) Performance of Parties Under Prior Tax Agreement. SLH shall cause each member of the SLH Group to perform on a timely basis all of such member's obligations, if any, under the Prior Tax Agreement and, in addition, shall promptly provide to Seafield upon request all information that Seafield may reasonably request from time to time (including tax computations, reconciliations of book and taxable incomes, and other similar information that SLH or a member of the SLH Group must affirmatively prepare) that may be needed by Seafield to file Tax Returns or otherwise perform under the Prior Tax Agreement or to monitor the performance of any other party under such contract. Seafield shall itself and shall cause each other member of the Seafield Group to perform on a timely basis all of its or such member's obligations, respectively, under the Prior Tax Agreement and shall promptly provide to SLH upon request all information that SLH may reasonably request from time to time relating to the Tax liability of any member of the Seafield Group or the SLH Group with respect to a Tax Return that is subject to the provisions of the Prior Tax Agreement or to the performance under such contract of any of the parties thereto.

                  (c) Tax Returns Not Governed by Prior Tax Agreement. For purposes of the preceding Sections 1.2(a) and (b) (i.e., for purposes of filing Tax Returns and paying Taxes pursuant to the Prior Tax Agreement for fiscal periods beginning prior to the Distribution Date), paragraph 7 of the Prior Tax Agreement is hereby modified to refer to and include all municipal and state Taxes with respect to which combined, consolidated, or unitary reporting is permissible, rather than merely referring to and including state income Taxes. All Tax Returns other than the Tax Returns described in Section 1.2(a) and the preceding sentence which include or are filed with respect to a member of the Seafield Group or the SLH Group for periods beginning before the Distribution Date shall be filed by the member of the Seafield Group or the SLH Group, as the case may be, that is required to file such return by law.

                  (d)  Carryback  of  Tax  Attributes.   For  purposes  of  this
Agreement: the term "Tax Attribute" shall mean any net operating loss, capital loss, or tax credit allowed by the Internal Revenue Code of 1986 or any successor thereto and the regulations promulgated thereunder (the "Code") or equivalent state statute or local ordinance; and the term "Tax Benefit" shall mean the amount of the decrease in Taxes resulting from any increase or decrease in any item including, but not limited to, any item of income or deduction, gain or loss, or tax credit. If any member of the SLH Group shall have a Tax Attribute that can only be utilized on a consolidated, combined, or unitary Tax Return filed by Seafield for a fiscal year beginning before the Distribution Date, then Seafield shall promptly upon SLH's request (and upon SLH furnishing to Seafield all information relevant to such Tax Attribute) file an amended Tax Return for such fiscal year reporting such Tax Attribute and shall pay to such member of the SLH Group the Tax Benefit attributable to such Tax Attribute, all in accordance with the provisions of the Prior Tax Agreement; provided, Seafield may withhold from such payment and retain for itself a reasonable fee to compensate it for the effort and expense incurred by it in filing such amended Tax Return. If any member of the SLH Group shall have a Tax Attribute that can be utilized either on a consolidated, combined, or unitary Tax Return filed by Seafield for a fiscal year beginning before the Distribution Date or on a Tax Return for a fiscal year beginning on or after the Distribution Date, then such Tax Attribute may be carried back to the earlier fiscal period's Tax Return (in accordance with the procedures described in the preceding sentence) if Seafield and SLH mutually so agree, and if not then the SLH Group member may utilize the Tax Attribute only on the later fiscal period's Tax Return.

                  (e) Apportionment of Tax Attributes. If all or a portion of any Tax Attribute arising in any taxable period beginning before the Distribution Date is apportioned to a tax year of any member of the SLH Group beginning on or after the Distribution Date pursuant to any provisions of the Code (or equivalent state or local law or regulation), then SLH shall retain the Tax Benefit related to the Tax Attribute so apportioned.

         1.3 Post-Distribution Period Tax Returns. All Tax Returns and Taxes for periods beginning on or after the Distribution Date shall be the responsibility of the Seafield Group if such Tax Returns or Taxes are legally due from the Seafield Group and shall be the responsibility of the SLH Group if such Tax Returns or Taxes are legally due from the SLH Group.

                                   ARTICLE II
                        DEFICIENCIES AND REFUNDS OF TAXES

         2.1 Definition of Final Determination. For purposes of this Agreement the term "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period: (i) by Internal Revenue Service ("IRS") Form 870-AD (or any successor forms thereto) on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction which has become final and unappealable; (iii) by closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax-imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

     2.2 Payment of Deficiencies by SLH. The provisions of this Section 2.2 are intended to amplify the provisions of paragraph 6 of the Prior Tax Agreement. If a Final

Determination is made that results in any adjustments to any Tax Return of Seafield in which any member of the SLH Group is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustments result in a greater Tax for such SLH Group member or any Seafield Group member (in either case without regard to any offsetting adjustments to other members of the Seafield Group), such member of the SLH Group shall be liable for such increase in Taxes. If any member of the SLH Group shall have any liability as a result of this Section 2.2, SLH shall pay to Seafield, hold Seafield harmless, and indemnify Seafield for any such Tax liability, costs, and attorneys fees, and the amount thereof shall be paid by SLH to Seafield within 15 days of the receipt by SLH of written notice of such liability, together with a computation of the amount due and supporting documentation in such detail as SLH may reasonably request to verify the computation of the amount due. Any such required payment not made within such 15-day period shall thereafter bear interest until paid at the then most recently published rate of interest charged by the IRS on income tax deficiencies pursuant to Code section 6621(a)(2).

         2.3 Payment of Refunds to SLH. The provisions of this Section 2.3 are intended to amplify further the provisions of paragraph 6 of the Prior Tax Agreement. If a Final Determination is made that results in any adjustments to any Tax Return of Seafield in which any member of the SLH Group is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustments decrease the Tax liability attributable to any member of the SLH Group and result in a Tax Benefit to Seafield or any member of the Seafield Group (without regard to any offsetting adjustments to other members of the Seafield Group), then Seafield shall remit to SLH any refunds of Taxes received by or credited to it as a result of the adjustments attributable to a member of the SLH Group. Seafield shall pay any amounts due from it to SLH as a result of this Section 2.3 within 15 days of its receipt of the relevant refund or credit from the IRS or any state or other governmental unit, as the case may be. Any such required payment not made within such 15-day period shall thereafter bear interest until paid at the then most recently published rate at which the IRS pays interest on tax refunds pursuant to Code section 6621(a)(1). Such payments shall be accompanied by a computation of the amount due and supporting documentation in such detail as SLH may reasonably request to verify the computation of the amount due. Anything herein to the contrary notwithstanding, except as provided in this Section 2.3, no member of the SLH Group shall be entitled to any payment or benefit as a result of the receipt of any Tax refund received by any member of the Seafield Group except to the extent such refund is attributable to the overpayment of estimated Taxes by the SLH Group or any member thereof.

                                   ARTICLE III
                   TAX AUDITS, TRANSACTIONS AND OTHER MATTERS

         3.1      Tax Audits and Controversies.

                  (a) Federal, State, or Local Income or Franchise Taxes. Except as otherwise provided in this Section 3.1, Seafield shall have the exclusive authority and obligation to represent each member of the SLH Group before the IRS or any other governmental agency or authority or before any court with respect to any matter affecting the federal, state, or local income or franchise Tax liability of any member of either the Seafield Group or the SLH Group for any Tax period beginning before the Distribution Date, in each such case: (i) allowing representatives of the SLH Group, including without limitation outside counsel and consultants, to participate in good faith in all respects in all such Tax proceedings affecting any member of the SLH Group; and (ii) acting in the best interests of both the Seafield Group and the SLH Group.

                  Such representation shall include but shall not be limited to exclusive control over: (i) any response to any examination of federal, state, or local income or franchise Tax Returns; and (ii) any contest or litigation through a Final Determination of any issue included in any Tax Return that includes a member of the Seafield Group, including but not limited to: (A) whether and in what forum to conduct such contest; and (B) whether and on what basis to settle such contest, except that Seafield shall not without SLH's consent settle any claim, suit, action, or proceeding in respect of which any member of the SLH Group may incur any then known (by Seafield) future Tax liability, or in respect of which indemnity for federal, state, or local income or franchise Taxes may be sought hereunder against SLH or any member of the SLH Group, which consent shall not be unreasonably withheld. Seafield shall give timely notice to SLH of any inquiry, the assertion of any claim, or the commencement of any suit, action, or proceeding in respect of which any member of the SLH Group may incur any then known (by Seafield) future Tax liability or in respect of which indemnity for federal, state, or local income or franchise Taxes may be sought under this Agreement against SLH or any member of the SLH Group and shall give SLH such information with respect thereto as SLH may reasonably request.

                  Anything in this Section 3.1 or elsewhere in this Agreement to the contrary notwithstanding, if SLH contests or litigates any federal, state, or local income or franchise tax issue in any forum, SLH shall pay and shall indemnify and hold harmless each member of the Seafield Group from any and all costs, expenses, and/or liabilities of any type or nature including without limitation, any federal income tax liability (including interest and penalties thereon), that are incurred by or imposed upon Seafield or any member of the Seafield Group which Seafield or such Seafield Group member would not otherwise have incurred.

     (b) Other Taxes. Except as otherwise provided in this Section 3.1, the party responsible for filing any Tax Return (other than federal, state, or local income or franchise Tax Returns) pursuant to Section 1.2(c) hereof shall, at its own expense, have the exclusive authority to represent each member of the Seafield Group and the SLH Group before any governmental agency or authority or before any court with respect to any matter affecting the Tax liability of any member of either the Seafield Group or the SLH Group for any Tax period beginning before the Distribution Date in each case: (i) allowing representatives of the other group to participate in good faith in all respects in all such Tax proceedings affecting any member of the other group; and (ii) acting in the best interests of both the Seafield Group and the SLH Group.

                  Such representation shall include but shall not be limited to exclusive control over: (i) any response to any examination by the governmental authority of such Tax Returns; and (ii) any contest through a Final Determination of any issue included in any Tax Return that includes a member of the SLH Group or the Seafield Group, including but not limited to: (A) whether and in what forum to conduct such contest; and (B) whether and on what basis to settle such contest, except that Seafield or any member of the Seafield Group shall not settle any claim, suit, action, or proceeding in respect of which indemnity for such Taxes may be sought hereunder against SLH or any member of the SLH Group without SLH's consent, which consent shall not be unreasonably withheld, and except that SLH or any member of the SLH Group shall not settle any claim, suit, action, or proceeding in respect of which indemnity for such Taxes may be sought hereunder against Seafield or any member of the Seafield Group without Seafield's consent, which consent shall not be unreasonably withheld.

         3.2 Retention of Books and Records. SLH and Seafield each agrees to retain and preserve in accessible and reproducible form all Tax Returns, related schedules, and workpapers, and all accounting and computer records (in whatever media) and other documents relating thereto (collectively, the "Tax Documents"), existing on the date hereof or created through or with respect to taxable periods ending on or before the Distribution Date until the later of: (a) the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and Tax Documents relate; or (b) December 31, 2006. No Tax Documents shall be destroyed or otherwise disposed of by either Seafield or SLH (or any member of their respective groups) until the party intending to make such disposition has given the other party at least 30 days advance notice thereof, whereupon the party receiving such notice shall have the right, at its own expense, to take possession of such Tax Documents.

         3.3      Cooperation Regarding Tax Matters.

                  (a) SLH's Obligations. In addition to any obligations imposed pursuant to the Distribution Agreement, SLH and each other member of the SLH Group shall fully cooperate with Seafield and its representatives, in a prompt and timely manner, in connection with the preparation and filing of, and any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed
                                         7
by or for any member of the Seafield Group for any taxable period beginning before the Distribution Date. Such cooperation shall include but not be limited to making available to Seafield during normal business hours, and within 30 days of any request therefor, all Tax Documents, books, records, and information, and the assistance of all officers and employees, necessary or useful in connection with any Tax inquiry, audit, examination, investigation, dispute, litigation, or other matter.

                  SLH agrees on behalf of itself and each other member of the SLH Group to execute and deliver to Seafield, when so requested by Seafield, any power of attorney that may be necessary or appropriate to allow Seafield and its counsel to represent SLH or such SLH Group member in any controversy which Seafield shall have the right to control pursuant to the terms of Section 3.1 of this Agreement.

                  (b) Seafield's Obligation. Except as otherwise provided in this Article III, Seafield shall fully cooperate with SLH and its representatives, in a prompt and timely manner, in connection with the preparation and filing of, and any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed pursuant to Section 1.2(c) by or for any member of the SLH Group. Such cooperation shall include but not be limited to making available to SLH during normal business hours, and within 30 days of any request therefor, all books, records, and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation, or other matter.

                  Seafield agrees on behalf of itself and each other member of the Seafield Group to execute and deliver to SLH, when so requested by SLH, any power of attorney that may be necessary or appropriate to allow SLH and its counsel to represent Seafield or such other Seafield Group member in any controversy which SLH shall have the right to control pursuant to the terms of
Section 3.1(b) of this Agreement.

                  (c) Remedy for Failure to Comply. If Seafield reasonably determines that SLH is not for any reason fulfilling its obligations under
Section 3.3(a), or if SLH reasonably determines that Seafield is not for any reason fulfilling its obligations under Section 3.3(b), then Seafield or SLH, as the case may be, shall have the right to appoint, at the expense of the other, an independent entity such as a nationally recognized public accounting firm to assist the other in meeting its obligations under this Section 3.3. Such entity shall have complete access to all books, records, and information, and the complete cooperation of all officers and employees, of SLH or Seafield, as the case may be.

         3.4 Survival of Agreement. This Agreement and all covenants contained herein shall survive the expiration of all statutes of limitations prescribed by the Code and other tax laws and any extensions thereof that apply to any Tax Returns and any Taxes and any Final Determination relating to any Taxes.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable, the enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         4.2 Modification of Agreement. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment, or waiver shall be effective only in the specific instance and for the purpose for which given.

         4.3 Conflict with Other Agreements. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Prior Tax Agreement as modified, amplified, and supplemented by this Agreement, the provisions of this Agreement shall control. Notwithstanding any other provision of this Agree ment, however, this Agreement shall not amend, modify, or affect in any way the provisions of the Distribution Agreement and the Blanket Assignment, Bill of Sale, Deed and Assumption Agreement between Seafield and SLH dated the date hereof (the "Assignment") that relate to the rights or obligations of either party with respect to certain federal income tax or other tax-related claims and certain federal income tax or other tax-related liabilities that are described therein; the parties expressly intend for all matters relating to such claims or liabilities to be governed by the Distribution Agreement and the Assignment.

         4.4 Notices. All notices or other communications required or permitted under this Agreement shall be delivered by hand, mailed by certified or registered mail, postage prepaid and return receipt requested, or sent by cable, telegram, telex, or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                  (a)      In the case of Seafield, to

                           Seafield Capital Corporation
                           2600 Grand Boulevard, Suite 500
                           Kansas City, Missouri  64108
                           Attention:  President



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                  (b)      In the case of SLH, to

                           SLH Corporation
                           2600 Grand Boulevard, Suite 500
                           Kansas City, Missouri  64108
                           Attention:  President

         4.5 Application to Present and Future Subsidiaries. This Agreement is being entered into by Seafield and SLH on behalf of themselves and each member of the Seafield Group and the SLH Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Seafield Group or the SLH Group in the future. Seafield and SLH hereby guarantee the performance of all actions, agreements, and obligations provided for under this Agreement of each member of the Seafield Group and the SLH Group, respectively. Seafield and SLH shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns, and persons controlling any of the corporations bound hereby.

         4.6 Term. This Agreement shall commence on the date of execution indicated above and shall continue in effect until otherwise agreed to in writing by Seafield and SLH, or their successors.

         4.7 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

     4.8 Singular and Plural. As used herein, the singular shall include the plural and vice versa.

     4.9 Governing Law. This Agreement shall be governed by the laws of the State of Missouri.

         4.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

                                   SEAFIELD CAPITAL CORPORATION,
                                   a Missouri corporation

                                      s/P. Anthony Jacobs
                                   By:___________________________
                                        P. Anthony Jacobs, CFA
                                        President

                                   SLH CORPORATION,
                                   a Kansas corporation

                                      s/James R. Seward
                                   By:_________________________
                                        James R. Seward, CFA
                                        President


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